Exhibit 10.45

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of December 17, 2021 by and between Atlas Technical Consultants LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Executive”), and shall be effective as of December 17, 2021 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company and Executive are party to that certain employment agreement, dated as of August 12, 2019 (the “Agreement”); and

WHEREAS, the Company desires to enter into this Amendment to the Agreement as set forth below, and Executive desires to enter into this Amendment and to continue employment with the Company, in each case, subject to the terms and provisions of the Agreement, as modified by this Amendment; and

WHEREAS, the parties hereto intend that the Agreement, as amended by this Amendment, shall constitute the entire agreement between the parties as to Executive’s employment with the Company.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

1.	Section 8(d).

Section 8(d) of the Employment Agreement is replaced in its entirety as follows:

(d) Termination by the Company without Cause. The Company may terminate Executive’s employment at any time during the Term of Employment without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause during the Term of Employment, subject to Section 8(i) below, Executive shall be entitled to:

(i) The Accrued Obligations;

(ii) Pro-rata Annual Bonus for the year of termination, calculated based on actual performance as if Executive had remained employed through the remainder of the applicable performance period;

(iii) The Severance;

(iv) The Target Bonus, payable in accordance with Section 4(b);

(v) Accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of (i) the target achievement of such equity awards or (ii) the actual achievement of the applicable performance goals of such equity awards as of the date of such termination); and

(vi) To the extent permissible under the Company’s group health plan and subject to Executive’s timely election of continuation coverage under COBRA, continuation of health benefits coverage at the expense of the Company, during the Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Severance Term), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, and, if not permissible under the Company’s group health plan, Executive shall be entitled to receive a lump sum payment equal to the after-tax costs of comparable health benefits coverage for Executive and Executive’s dependents during the Severance Term.

Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement (except relating to any rights Executive may have as an equityholder or interest holder). In addition, unless specifically provided otherwise by agreement between the Parties, this Section 8(d) shall supersede any language to the contrary under any outstanding equity award agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment without Cause shall be receipt of the amounts and benefits set forth in clauses (i) through (vi) of Section 8(d) hereof.

2.	Section 8(h).

Section 8(h) of the Employment Agreement is replaced in its entirety as follows:

(h) Termination in Connection with a Change in Control. In the event that (i) Executive’s employment terminates due to death or Permanent Disability, (ii) the Company terminates Executive’s employment without Cause, (iii) Executive terminates employment with the Company with Good Reason, or (iv) the Company terminates this Agreement by a notice of non-renewal of the then-current Term of Employment, each within the ninety (90) day period prior to or the two (2) year period following a Change in Control, subject to Section 8(i) below, Executive shall be entitled to:

(i) The Accrued Obligations;

(ii) Pro-rata Annual Bonus for the year of termination, calculated based on actual performance as if Executive had remained employed through the remainder of the applicable performance period;

(iii) The Enhanced Severance;

(iv) One and one-half (1.5) times the Target Bonus, payable in accordance with Section 4(b);

(v) Immediate and full vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of (i) the target achievement of such equity awards or (ii) the actual achievement of the applicable performance goals of such equity awards as of the date of such Change in Control; and

(vi) To the extent permissible under the Company’s group health plan and subject to Executive’s timely election of continuation coverage under COBRA, continuation of health benefits coverage at the expense of the Company, during the Enhanced Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Enhanced Severance Term), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, and, if not permissible under the Company’s group health plan, Executive shall be entitled to receive a lump sum payment equal to the after-tax costs of comparable health benefits coverage for Executive and Executive’s dependents during the Severance Term.

Following such termination of Executive’s employment in connection with a Change in Control, except as set forth in this Section 8(h), Executive shall have no further rights to any compensation or any other benefits under this Agreement. In addition, unless specifically provided otherwise by agreement between the Parties, this Section 8(h) shall supersede any language to the contrary under any outstanding equity award agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment in connection with a Change in Control shall be receipt of the amounts and benefits set forth in clauses (i) through (vi) of Section 8(h) hereof (except relating to any rights Executive may have as an equityholder or interest holder).

3.	Section 8(i).

The following new Section 8(i) is added to the Employment Agreement with the remaining subsections of Section 8, and any cross-references thereto, renumbered accordingly:

(i) Change in Control. Notwithstanding any provision to the contrary in the Plan or any equity award agreement, subject to Executive’s continued service to the Company through the effective date of a Change in Control, any outstanding and unvested equity awards with a performance-based vesting condition shall be deemed to have satisfied the actual achievement of the applicable performance goals as of the date of such Change in Control, with such equity awards continuing to vest based upon satisfaction of any time or service-based vesting criteria to which the awards are subject. In addition, if any outstanding and unvested equity awards with a time- based vesting condition held by Executive are not assumed or replaced with an equivalent award by a surviving entity in connection with a Change in Control, then all time-based vesting conditions with respect to such equity awards shall become fully vested as of immediately prior to such Change in Control.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY

ATLAS TECHNICAL CONSULTANTS LLC

By:	/s/ Laura L. Strunk
Name:	Laura L. Strunk
Title:	Chief Legal Officer & Corporate Secretary

Signature Page to Amendment No. 1 to Employment Agreement

EXECUTIVE

/s/L. Joe Boyer

L. Joe Boyer

Signature Page to Amendment No. 1 to Employment Agreement